TRADEMARK ASSIGNMENT/CONVEYANCE AGREEMENT

In Faliro, Greece, on 18.03.2015, by and between the parties, namely

1.	ON THE ONE HAND
Sotirios Leontaritis, resident of Kolokotroni 2A st., P. Faliro Attica, Greece, hereinafter referred to as “the Assignor”.

AND

2.	ON THE OTHER HAND
The company “HCi Viocare”, with seat at KINTYRE HOUSE, 209 GOVAN ROAD, GLASGOW X0 G51 1 HJ, Scotland, lawfully represented by Mr. Sotirios Leontaritis, President of the Board of Directors, hereinafter referred to as “the Assignee”.

it was mutually agreed and accepted that:

The Assignor is the lawful holder of the following trademark, which has been registered for protection in the Greek Trademarks Office, namely:

Νo. 223133 national word with figure and certain colour trademark “viocare” in classes 10,12 and 44.

ON ACCOUNT OF THE FACT THAT,
the first of the contractual parties, the Assignor, has agreed to convey, assign and transfer the above-mentioned trademark, as well as all legal rights attached to and deriving from it, to the second of the contractual parties, the Assignee.

ON ACCOUNT OF THE FACT THAT,
the second of the contractual parties, the Assignee, wishes and intends to be conferred the above-mentioned trademark by the Assignor and proceed to its registration into its name, thus being hereafter instituted as the sole legal owner of the above-mentioned trademark with any rights deriving from it.

IN THE EVENT,
As broadly outlined, in recognition and verification of the parties’ commitments mutually undertaken and comprised in the present, the contractual parties have mutually agreed and accepted the following:

TERMS AND CONDITIONS

1.
The first of the contractual parties, the Assignor, conveys, assigns and transfers to the second of the contractual parties, the Assignee, the previously mentioned registered trademark, in conjunction with all rights deriving from it.

2.
The second of the contractual parties, the Assignee, accepts the conveyance, assignment and transfer of the said registered trademark to its name and states that hereinafter is its sole rightful owner.

3.	The aforementioned agreement shall be retained valid and in force for the entire period during which the said trademark, as well as the rights relating to them, enjoy protection in Greece.
4.
The second of the contractual parties agrees to deposit in the first of the contractual parties’ favour the amount corresponding to the estimated value of the transaction at hand, as lawfully agreed upon through the present Agreement.

IN CERTIFICATION OF ALL THE ABOVE the present document was drawn, written out in two (2) originals and read aloud to both contractual parties, who having heard its content verified it and duly signed it, each one receiving one of the originals.

Faliro, 18.03.2015

THE CONTRACTUAL PARTIES

The Assignor                                                                                                        The Assignee

Sotirios Leontaritis                                                                                              HCi Viocare
     by its lawful representative
             Sotirios Leontaritis